140103

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

TRUNKBOWINTERNATIONAL MERGER SUB LIMITED
Name of **merging** entity

NEVADA
Jurisdiction

CORPORATION
Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

and,

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED
Name of **surviving** entity

NEVADA
Jurisdiction

CORPORATION
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☒ **The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).**

☐ **The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).**

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.**

(a) Owner's approval was not required from

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

TRUNKBOW INTERNATIONAL MERGER SUB LIMITED
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED
Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

These Articles of Merger amend and restate the Articles of Incorporation of Trunkbow International Holdings Limited (the "Corporation") to read in their entirety, as follows:

AMENDED AND RESTATED ARTICLES OF TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

Article 1. Name of the Corporation: The name of the Corporation is: Trunkbow International Holdings Limited.

Continued on Exhibit A attached hereto and incorporated herein by this reference.

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: ______ **Time:** ______

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

TRUNKBOW INTERNATIONAL MERGER SUB LIMITED
Name of merging entity

X /s/ Wanchun Hou	President	April 14, 2014
Signature	Title	Date

Name of merging entity

X		
Signature	Title	Date

Name of merging entity

X		
Signature	Title	Date

Name of merging entity

X		
Signature	Title	Date

and,

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED
Name of surviving entity

X /s/ Ye Yuanjun	Chief Financial Officer	April 14, 2014
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Reset

Continuation of Item 5 of
Articles of Merger of Trunkbow
International Holdings Limited

Exhibit A

AMENDED AND RESTATED ARTICLES

OF

TRUNKBOW INTERNATIONAL HOLDINGS LIMITED

Article 2. Registered Agent for Service of Process: The Commercial Registered Agent of the Corporation is Lionel Sawyer & Collins, Ltd. [Las Vegas].

Article 3. Authorized Stock: The number of shares the Corporation is authorized to issue is 7,500,000 at a par value of $.01 per share.

Article 4. Names and addresses of the Board of Directors/Trustees:

HOU Wanchun
Room D, 5/F
Noble Center, No. 1006, 3rd Fuzhong Road
Futian District, Shenzhen, China

LI Qiang
Room D, 5/F
Noble Center, No. 1006, 3rd Fuzhong Road
Futian District, Shenzhen, China

Article 5. Purpose: The purpose of the Corporation shall be to engage in any lawful activity.

Article 6. Indemnification: The Corporation shall, to the fullest extent permitted by the provisions of Section 78.7502 of the Nevada Revised Statutes, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under such section from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified persons may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in any other capacity while holding such office, and shall continue as to persons who have ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons. The Corporation shall pay or otherwise advance all expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, provided that the indemnified officer or director undertakes to repay the amounts so advanced if a court of competent jurisdiction ultimately determines that such officer or director is not

entitled to be indemnified by the Corporation. Nothing herein shall be construed to affect any rights to advancement of expenses to which personnel other than officers or directors of the Corporation may be entitled under any contract or otherwise by law.